Exhibit 32.1

Statement of Chief Executive Officer, Chief Operating Officer

and Chief Financial Officer

under Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. § 1350)

We, Paul H. Stebbins, the Chairman and Chief Executive Officer of World Fuel Services Corporation (the “Company”), Michael J. Kasbar, the President and Chief Operating Officer of the Company, Robert S. Tocci, Executive Vice-President and Chief Financial Officer, and Francis X. Shea, Executive Vice-President and Chief Risk and Administrative Officer of the Company, certify for the purpose of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to the best of our knowledge,

(i)	the Quarterly Report of the Company on Form 10-Q/A for the quarterly period ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 6, 2005

/s/ Paul H. Stebbins
Paul H. Stebbins Chairman and Chief Executive Officer

/s/ Michael J. Kasbar
Michael J. Kasbar President and Chief Operating Officer

/s/ Robert S. Tocci
Robert S. Tocci Executive Vice-President and Chief Financial Officer

/s/ Francis X. Shea
Francis X. Shea Executive Vice-President and Chief Risk and Administrative Officer

This certification accompanies and is being “furnished” with this Periodic Report, shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liability under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Periodic Report, irrespective of any general incorporation language contained in such filing.